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                                                                    EXHIBIT 10.9

                                 PROMISSORY NOTE

$143,577.94                                                    DECEMBER 13, 1999
                                             WINTER HAVEN, POLKA COUNTY, FLORIDA

FOR VALUE RECEIVED, the undersigned promise to pay to the order of FIDRA HOLDINGS, LTD at SUITE 1, WEST BAY STREET, P.O. BOX CB-11728, NASSAU, BAHAMAS or at such other address as may be indicated in writing, in the manner hereinafter specified, the principal sum of ONE HUNDRED FORTY THREE THOUSAND FIVE HUNDRED SEVENTY SEVEN AND 94/100 DOLLARS ($143,577.94) with interest from the date hereof, at the rate of NINE PERCENT ( 9% ) per annum on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America, on the date and in the following manner:

         The sum of $3,230.50 representing a payment of interest only shall be due and payable on March 13, 2000 and on the 13th day of each quarter (June & Sept.) thereafter until December 13, 2000. The sum of representing a payment of principal and interest shall be due and payable on January 13, 2000, and on the 13th day of each month thereafter until December 13, 2002, at which time the remaining principal balance, together with any accrued but unpaid interest, shall be due.

         All payments shall be first applied to late charges, if any, then to the payment of accrued interest, and the balance remaining, if any, shall be applied to the payment of the principal sum.

         This note may be prepaid, in whole or in part, without penalty, at any time prior to maturity.

This note with interest is secured by a purchase money mortgage, of even date herewith, the terms of which are incorporated herein by reference, made by the makers hereof in favor of the said payee, is given as part of the purchase price of the real property described in the mortgage, and shall be construed and enforced according to the laws of the State of Florida.

If default be made in the payment of any installment under this note, and if such default is not made good within 15 days, the entire principal sum and accrued interest shall at once become due and payable without notice at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at a later time for the same default or for any subsequent default. Any payment not received with 10 days of the due date shall include a late charge of 5% of the payment due. In the event of default in the payment of this note, and if the same is placed in the hands of any attorney for collection, the undersigned hereby agree to pay all costs of collection, including a reasonable attorney's fee.

Makers waive demand, presentment for payment, protest, and notice of nonpayment and dishonor.

                                            TOHO HOLDINGS, INC

                                            By: /s/ Frank Dolney
                                                ---------------------------
                                                Frank Dolney, President

The state documentary tax due on this Note has been paid on the Mortgage securing this indebtedness.